SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 28, 2012

TIANLI AGRITECH, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite F, 23rd Floor, Building B, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 28, 2012, Wuhan Fengze Agricultural Science & Technology Development Co., Ltd., the Registrant’s variable interest entity (“Fengze”), entered into a Marketing Consulting Agreement with Yu Wang, Mr. Yan Liu, Mr. Xiaoxu Liu (collectively, the “Consultants”) with respect to its black hog products program. The Consultants have been engaged to promote the sales of Fengze’s black hog products in North China, with an emphasis on Beijing, Tianjin and neighboring. The agreement provides that the Consultants are responsible for (i) conducting market research and analysis of the market for black hogs in the North China area, establishing the marketing channel, and ensuring Fengze’s black hog products can be quickly entered into the principal supermarkets, farmers’ markets, state organizationss, schools and high-grade hotels in Beijing and Tianjin within the cost parameters established by Fengze’s; and (ii) recommending the principal distributors of pork products channels and the slaughterhouses and other sevice providers to be utilized by Fengze in the North China area. In addition, the Consultants are to assist Fengze in establishing North China market cooperation networks to ensure the black hogs successfully enter the North China market.

The term of the agreement is two years. In consideration for their services each of the Consultants is to receive 320,000 common shares of Tianli Agritech, Inc., subject to the obligation to return a portion of the shares if sales are less than 30,000 units by December 30, 2013, as more fully described below.  The shares are to be issued pursuant to the Registrant’s 2012 Share Incentive Plan. The Registrant registered up to 1,000,000 common shares to be issued pursuant to the Plan on a registration statement on Form S-8 on June 4, 2012. However, the agreement provides that if the sales volume of Fengze’s black hog products in Beijing, Tianjin and neighboring areas by December 30, 2013 is less than 30,000 units, the Consultants will forfeit that number of shares corresponding to the percentage of the difference between the actual sales volume of Fengze’s black hog products and 30,000.  For example, if the sales volume of Fengze’s black hog products in Beijing, Tianjin and neighboring areas by December 30, 2013 is only 15,000, then each of the Consultants would be required to return, 50%, or 160,000, of the common shares issued to him.  The Company believes it is prudent to use its shares to compensate the Consultants as it allows the Company to preserve its cash for other uses and, in this case, the Consultants will absorb certain expenses related to the marketing of Fengze’s black hogs which otherwise would have been paid directly by Fengze.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1   English translation of Marketing Consulting Agreement for Enshi Black Hogs (North China Area) dated June 28, 2012.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIANLI AGRITECH, INC.

By:	/S/ HANYING LI
Hanying Li
Chief Executive Officer

Dated: July 11, 2012